Exhibit 10.3

FORM OF

DOMINION MIDSTREAM PARTNERS, LP

2014 LONG-TERM INCENTIVE PLAN

Section 1. Purpose of the Plan. The Dominion Midstream Partners, LP 2014 Long-Term Incentive Plan (the “Plan”) has been adopted effective as of the date (the “Effective Date”) immediately prior to the effective date of the initial public offering of Dominion Midstream Partners, LP by Dominion Midstream GP, LLC, a Delaware limited liability company, the general partner (“General Partner”) of Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership by providing to Employees, Consultants and Directors incentive compensation awards denominated in or based on Units to encourage superior performance. The Plan is also intended to enhance the ability of the General Partner and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.

(b) “409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(d) “ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

(e) “Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unrestricted Unit Award, Substitute Award, Other Unit-Based Award or Cash Award granted under the Plan and includes, as appropriate, any tandem DERs granted with respect to an Award (other than a Restricted Unit or Unrestricted Unit Award).

(f) “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

(g) “Board” means the board of directors of the General Partner.

(h) “Cash Award” means an award denominated in cash.

(i) “Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than Dominion or any of its Affiliates (as determined immediately prior to such event), shall become the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the voting power of the voting securities of the Partnership;

(ii) the complete liquidation of the Partnership;

(iii) the sale or other disposition by the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate of the Partnership;

(iv) the General Partner or an Affiliate of the General Partner ceases to be the general partner of the Partnership;

(v) any event that is a “Change of Control” of Dominion under Section 3(d) of the Dominion Resources, Inc. 2014 Incentive Compensation Plan, as amended; or

(vi) any other event specified as a “Change of Control” in an applicable Award Agreement.

Notwithstanding the above, if a Change of Control constitutes a payment event with respect to an Award (or any portion of an Award) that is a 409A Award, then, to the extent required by Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv), (v) or (vi) of this Section 2(i) shall only constitute a Change of Control for purposes of the payment timing of such Award (or such portion thereof) if such transaction or event also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Section 1.409A-3(i)(5) of the 409A Regulations, as applied to non-corporate entities.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Committee” means the Board or such committee of the Board as may be appointed by the Board to administer the Plan.

(l) “Consultant” means an individual who is a natural person and who renders bona fide consulting or advisory services to the General Partner or any of its Affiliates.

(m) “Designated Officer” has the meaning set forth in Section 3(b).

(n) “Director” means a member of the Board who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

(o) “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or an Unrestricted Unit Award), to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

(p) “Dominion” means Dominion Resources, Inc.

(q) “Effective Date” has the meaning set forth in Section 1.

(r) “Employee” means an employee of the General Partner or any of its Affiliates.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any given date, the closing sales price of a Unit on such date during normal trading hours (or, if there is no trading in the Units on such date, on the last date prior to such date on which there was trading) on the New York Stock Exchange or, if the Units are not listed on such exchange as of such date, on any other national securities exchange on which the Units are listed on such date or on an inter-dealer quotation system, in any case, as reported in The Wall Street Journal (or other reporting service approved by the Committee). If the Units are not publicly traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of the 409A Regulations (specifically, Section 1.409A-l(b)(5)(iv)(B) of the 409A Regulations).

(u) “General Partner” has the meaning set forth in Section 1.

(v) “Option” means an option to purchase Units granted under the Plan.

(w) “Other Unit-Based Award” means an Award granted to an Employee, Director or Consultant pursuant to Section 6(f).

(x) “Participant” means an Employee, Consultant or Director granted an Award under the Plan.

(y) “Partnership” has the meaning set forth in Section 1.

(z) “Performance Award” means an Award based upon performance criteria specified by the Committee as described in Section 6(j).

(aa) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

(bb) “Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive, at the time of settlement, a Unit (or such greater or lesser number of Units as may be provided pursuant to the terms of the applicable Award

Agreement) or an amount of cash, Units, other property or a combination thereof equal in value to the Fair Market Value of one Unit (or such greater or lesser number of Units as may be provided pursuant to the terms of the applicable Award Agreement), as determined by the Committee in its sole discretion.

(cc) “Plan” has the meaning set forth in Section 1.

(dd) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).

(ee) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is not, as applicable, exercisable or transferable by or payable to the Participant, as the case may be.

(ff) “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(hh) “SEC” means the Securities and Exchange Commission, or any successor thereto.

(ii) “Substitute Award” means an award granted pursuant to Section 6(h) of the Plan.

(jj) “Termination of Service” means, if a Termination of Service constitutes a payment event with respect to an Award (or any portion of an Award) that is a 409A Award, then, for purposes of the payment timing of such Award (or such portion thereof), “Termination of Service” shall mean the Participant’s “separation from service” within the meaning of Section 1.409A-1(h) of the 409A Regulations, applying the default rules thereof. With respect to an Award that is not a 409A Award, the Committee shall have the discretion to determine the meaning of a Termination of Service with respect to that Award.

(kk) “Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit under Section 6(d)(i).

(ll) “Unit” means a common unit of the Partnership.

(mm) “Unit Appreciation Right” means a contingent right granted under the Plan that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

(nn) “Unrestricted Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

Section 3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, subject to Section 3(b); provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the powers provided to the Committee in the preceding sentence, the Committee shall consult with the then-current compensation committee of the Dominion board of directors (the “Dominion Committee”) from time to time and the Dominion Committee will provide advice and recommendations to the Committee regarding Awards under this Plan; provided, however, that with respect to the grant of an Award to any Employee that is also a member of the Committee, the Dominion Committee shall also be required to approve the grant of the Award to such Employee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and any other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the General Partner, the Partnership and their respective Affiliates, any Participant, and any beneficiary of any Award.

(b) Manner and Exercise of Committee Authority. If a Committee of the Board is appointed by the Board to administer the Plan and if at any time a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members, or (iii) by the full Board. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) or by the full Board, shall be the action of the Committee for all purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee. Subject to the Plan and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer or any other officer or committee of officers (the “Designated Officer(s)”) of the General Partner, subject to such limitations, if any, on such delegated powers and duties as the Committee may impose, and provided that the Committee may not delegate its duties where such delegation would violate applicable law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are then subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 4(c) and Section 7, shall be deemed to include the Designated Officer(s). Any such delegation shall not limit the right of any Designated Officer to receive Awards under the Plan; provided, however, that a Designated Officer may not grant Awards to, or take any action with respect to any Award held by, himself or an individual who is then subject to Section 16(b) of the Exchange Act. Under no circumstances shall any such delegation result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Partnership. At all times, any Designated Officer appointed under this Section 3(b) shall serve in such capacity at the pleasure of the Board and the Committee

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or their respective Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership or any of their respective Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.

(d) Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(e) Prohibition on Repricings of Options and Unit Appreciation Rights. Except in connection with an event described in Section 4(c) or 7(c), without the approval of the unitholders of the Partnership, the Committee is expressly prohibited, whether through amendment or otherwise, from (i) reducing the per Unit exercise price of any outstanding Option or Unit Appreciation Right, (ii) granting a new Option, Unit Appreciation Right or other Award in substitution for, or upon the cancellation of, any previously granted Option or Unit Appreciation Right that has the effect of reducing the exercise price thereof, (iii) exchanging any Option or Unit Appreciation Right for Units, cash or other consideration when the exercise price per Unit under such Option or Unit Appreciation Right exceeds the Fair Market Value of the underlying Units, or (iv) taking any other action that would be considered a “repricing” of an Option or Unit Appreciation Right under the listing standards of the New York Stock Exchange. Subject to Sections 4(c), 7(a), 7(c), and 8(m), the Committee shall have the authority, without the approval of the unitholders of the Partnership, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or Unit Appreciation Rights or to cancel and replace any outstanding Options or Unit Appreciation Rights with Options or Unit Appreciation Rights having a per Unit exercise price that is greater than or equal to the per Unit exercise price of the original Options or Unit Appreciation Rights.

Section 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered with respect to Awards under the Plan is                     . Units withheld from an Award or surrendered by a Participant to satisfy the General Partner’s or one of its Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall be considered to be Units delivered under the Plan for this purpose and shall not be available for future grants of Awards. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose unless and until such Restricted Units vest and any restrictions placed on them under the Plan or the applicable Award Agreement have lapsed), the Units subject to such Award that are not actually delivered pursuant to such Award shall again be available for delivery with respect to Awards under the Plan; provided, however, that the number of Units subject to an Award of Unit Appreciation Rights that is exercised and settled in Units shall count against the Unit reserve based on the gross number of Unit Appreciation Rights exercised rather than the net number of Units issued pursuant to the exercise of such Unit Appreciation Rights. There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market or from the Partnership (including newly issued Units), any Affiliate of the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Adjustments. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. Upon the occurrence of any other similar event that would not result in an accounting charge under ASC Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

Section 5. Eligibility. Any Employee or Consultant who performs services for the benefit of the Partnership or its subsidiaries and any Director shall be eligible to be designated a Participant and receive an Award under the Plan. If the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees, Consultants and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.

Section 6. Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Service by the Participant, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any 409A Award if such acceleration would subject a Participant to additional taxes under Section 409A of the Code and the 409A Regulations.

(b) Options. The Committee may grant Options that are intended to comply with Section 1.409A-l(b)(5)(i)(A) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(b) and Section 6(c) below, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the Treasury Regulations) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the exercise price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option. For purposes of this Section 6(b)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period (if any) with respect to an Option, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, withholding Units from the Award having a Fair Market Value on the exercise date equal to the relevant exercise price, a “cashless-broker” exercise through procedures approved by the Committee, or any combination of the above methods.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon a Participant’s Termination of Service for any reason during the applicable Restricted Period, all outstanding Options awarded to the Participant shall be automatically forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(b)(iii) shall be effective only if such waiver will not cause the Participant’s Options, if any, that are intended to satisfy the requirements of Section 409A of the Code to fail to satisfy such requirements.

(c) Unit Appreciation Rights. The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b)(5)(i)(B) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right. For purposes of this Section 6(c)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Unit Appreciation Right is granted.

(ii) Time of Exercise. The Committee shall determine the exercise terms and the Restricted Period (if any) with respect to a Unit Appreciation Right, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals or other events.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon a Participant’s Termination of Service for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights; provided that the waiver contemplated under this Section 6(c)(iii) shall be effective only if such waiver will not cause the Participant’s Unit Appreciation Rights, if any, that are intended to satisfy the requirements of Section 409A of the Code to fail to satisfy such requirements.

(d) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that all or a portion of the distributions made by the Partnership with respect to the Restricted Units (such as, for example, all distributions other than tax distributions) shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(ii) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon a Participant’s Termination of Service for any reason during the applicable

Restricted Period, all outstanding, unvested Restricted Units and all outstanding Phantom Units awarded to the Participant shall be automatically forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(d)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units, if any, that are intended to satisfy the requirements of Section 409A of the Code to fail to satisfy such requirements.

(iii) Vesting/Lapse of Restrictions.

(A) Phantom Units. Unless otherwise provided in the Award Agreement, no later than the 70th calendar day following the vesting of each Phantom Unit, subject to the tax withholding provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit (or such greater or lesser number of Units as may be provided pursuant to the terms of the applicable Award Agreement) or an amount of cash, Units, other property or a combination thereof equal in value to the Fair Market Value (for purposes of this Section 6(d)(iii)(A), as calculated on the payment date) of one Unit (or such greater or lesser number of Units as may be provided pursuant to the terms of the applicable Award Agreement), as determined by the Committee in its discretion.

(B) Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(e) Unrestricted Unit Awards. The Committee shall have the authority to grant an Unrestricted Unit Award under the Plan to any Director, as additional compensation or in lieu of cash compensation the Director is otherwise entitled to receive, in such amounts as the Committee, in its discretion, determines to be appropriate.

(f) Other Unit-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of and the general requirements applicable to individual types of Awards under the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Partnership. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine.

(g) DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unrestricted Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders; provided, however, that any DERs granted with respect to a Performance Award shall, unless otherwise provided in an Award Agreement, be payable only if and to the extent the applicable performance goals are satisfied. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(h) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation, acquisition or other transaction by the Partnership or one of its Affiliates of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices that are less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and securities exchange rules.

(i) Cash Awards. An Award denominated in or settled in cash, as an element of or supplement to, or independent of any other Award under this Plan, may be granted pursuant to this Section 6(i).

(j) Performance Awards. The right of a Participant to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(k) Certain Provisions Applicable to Awards.

(i) Stand-Alone, Additional, Tandem and Substitute Awards. Subject to Section 3(e), Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the General Partner or any of its Affiliates. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the General Partner or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the General Partner or any of its Affiliates, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A of the Code and the 409A Regulations.

(ii) Limits on Transfer of Awards.

(A) Except as provided in Section 6(k)(ii)(C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Section 6(k)(ii)(C) below, no Award, other than an Unrestricted Unit Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership or any of their respective Affiliates.

(C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entries to make appropriate reference to such restrictions.

(v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner.

(vii) Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award, to subject an Award that is exercised or settled following such Participant’s Termination of Service to a general release of claims and/or a noncompetition, non-solicitation, confidentiality and/or non-disparagement agreement or other restrictive covenants in favor of the General Partner, the Partnership and their respective Affiliates, with the terms and conditions of such agreement(s) or covenants to be determined in good faith by the Committee.

(viii) Compliance with Law. Each Employee, Consultant or Director to whom an Award is granted under the Plan shall not sell or otherwise dispose of any Unit that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Units are then listed.

(ix) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the General Partner, the Partnership, or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment arrangement or election will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Section 409A the Code and the 409A Regulations. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 7(a) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with Section 409A the Code and the 409A Regulations. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. Deferred payments and elections will be designed in accordance with any requirements set forth in the “top hat” rules under 29 C.F.R. 2520.104-23(b)(1) and other applicable Department of Labor regulations. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), regardless of whether an individual Award agreement may constitute such an arrangement.

Section 7. Amendment and Termination. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded and subject to Section 3(e), the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, provided, however, that following the initial public offering of the Units, no amendment may increase the number of Units available for issuance under the Plan (except pursuant to the anti-dilution provisions of Section 4(c) or 7(c)) or otherwise make a “material revision” to the Plan (as defined in the New York Stock Exchange listing manual or the listing standards of any other exchange on which the Units may be listed) without the approval of the unitholders of the Partnership. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 4(c) or the provisions of Section 7 below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(b) Additional Issuances. Except as expressly provided herein, the issuance by the Partnership of units of any class or securities convertible into units of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the Partnership convertible into such units or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units reserved for issuance under the Plan or subject to Awards theretofore granted or the purchase price per Unit, if applicable.

(c) Change of Control and Other Adjustments. Subject to, and without limiting the scope of, the provisions of Section 4(c), in the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, Change of Control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number. Further, upon the occurrence of any event described in the preceding sentence, the Committee, acting in its sole discretion without the consent or approval of any holder, may take one or more of the following actions, which may vary among individual holders and which may vary among Awards: (A) remove any applicable forfeiture restrictions on any Award; (B) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date specified by the Committee; (C) require the mandatory surrender to the General Partner by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such

Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and cause the General Partner, the Partnership or any of their respective Affiliates to pay to each holder an amount of cash per Unit equal to the per Unit value, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards, less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds such per Unit value as determined by the Committee, no consideration will be paid with respect to that Award; (D) cancel Awards that remain subject to a Restricted Period as of a date specified by the Committee without payment of any consideration to the Participant for such Awards; or (E) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such event (including, but not limited to, the substitution of new awards for Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. Notwithstanding anything in the preceding sentence to the contrary, with respect to an event that is an “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7(c). Nothing in this Section 7(c) or in Section 4(c) shall be construed as providing any Participant or any beneficiary of any Award any rights with respect to the “time value”, “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth above or in Section 4(c).

(d) Committee Determinations; No Fractional Interests. Adjustments under this Section 7 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the General Partner or any of its Affiliates, the General Partner or any of its Affiliates is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, including Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner or any of its Affiliates to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the General Partner or its Affiliate either by (i) “netting” or withholding Units otherwise deliverable to the

Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units that may be withheld or surrendered shall be limited to the number of Units that have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner or any of its Affiliates, to continue providing consulting or advisory services to the General Partner or any of its Affiliates, or to remain on the Board, as applicable. Furthermore, the General Partner or an Affiliate of the General Partner may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia without regard to its conflicts of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate of the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any Affiliate of the General Partner and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any

Affiliate of the General Partner pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or such Affiliate of the General Partner.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner shall be relieved of any further liability for payment of such amounts.

(k) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Partnership, and any of their respective Affiliates regarding the sharing of costs between those entities.

(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A of the Code. The applicable provisions of Section 409A the Code and the 409A Regulations are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith. All 409A Awards shall be intended to comply with Section 409A of the Code and shall be interpreted consistent with such intent.

(n) Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the 409A Regulations) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A of the Code and the 409A Regulations), to the extent required by the Code, such payment (or the applicable portion of such payment) shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(o) No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership nor the General Partner nor any of its or their respective Affiliates makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant.

(p) Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the General Partner or the Partnership, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the General Partner and the Partnership reserve the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.

Section 9. Term of the Plan. The Plan shall be effective on the Effective Date and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.